Exhibit 99.9


                                                   June 26, 1997

James River Corporation of Virginia
120 Tredegar Street
Richmond, Virginia 23219

To the Board of Directors:

                  I hereby consent to being named as a person about to become a director of James River Corporation of Virginia, a Virginia corporation ("James River"), in connection with the consummation of the merger (the "Merger") of James River Delaware, Inc. ("Merger Sub") into Fort Howard Corporation ("Fort Howard"), pursuant to the Agreement and Plan of Merger, dated as of May 4, 1997, by and among James River, Merger Sub and Fort Howard, in the Registration Statement on Form S-4 filed by James River with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this Consent as an exhibit to the Registration Statement.

                                                     Sincerely,

                                                     /s/ James L. Burke